EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2004, except for Note 14, as to which the date is February 19, 2004 relating to the financial statements and financial statement schedules of LSI Logic Corporation, which appears in LSI Logic Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP
San Jose, CA
May 21, 2004